Gulfslope Energy, Inc. 10-K

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

GulfSlope Energy, Inc.

Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (No. 333-200203, 333-198691 and 333-198290) of GulfSlope Energy, Inc. of our report dated December 29, 2017 relating to the financial statements which appears in this Form 10-K. Our report contains an explanatory paragraph regarding GulfSlope Energy, Inc.’s ability to continue as a going concern.

/s/ BDO USA, LLP
Salt Lake City, Utah
December 29, 2017